Exhibit 99.1

     Susquehanna Bancshares, Inc. Announces Third Quarter Results


    LITITZ, Pa.--(BUSINESS WIRE)--Oct. 24, 2006--Susquehanna Bancshares, Inc., (Susquehanna) (Nasdaq:SUSQ) today announced net income for the third quarter of 2006 was $25.2 million, or $0.49 per diluted share, compared to $17.8 million, or $0.38 per diluted share, for the third quarter of 2005. Net income for the first nine months of 2006 was $62.3 million, or $1.25 per share, compared to $51.9 million, or $1.11 per share for the first nine months of 2005.


Third Quarter Financial Highlights:

-- Net loans and leases, excluding securitizations, grew 23% from September 30, 2005. Excluding Minotola National Bank, which was acquired on April 21, 2006, growth was 12%.

    -- Commercial loans increased 17% to $944 million at September 30, 2006.

    -- Real estate construction loans increased 21% to $1.1 billion at September 30, 2006.

    -- Commercial real estate secured loans increased 27% to $1.6 billion at September 30, 2006.

-- Total deposits increased 10% to $5.8 billion from September 30, 2005. Excluding Minotola, deposits were flat.

    -- Demand deposits increased 7% to $962 million at September 30, 2006.

-- Credit quality remains strong, highlighted by improvement in the net charge offs to average loans and leases ratio to 0.08% for the current quarter from 0.29% in the third quarter of 2005.
    Consequently, the allowance for loan and lease losses ratio increased to 1.11% from 1.00% at September 30, 2005.

-- Net interest margin increased 2 basis points to 3.76% compared to 3.74% in the third quarter of 2005.

-- Non-interest income continues to be strong and represents 37% of total revenue for the third quarter compared to 31% for the third quarter of 2005. On a year to date basis, non-interest income as of September 30, 2006 was 34% versus 32% as of September 30, 2005.

-- Wealth management fee income decreased 1% to $6.9 million in the third quarter of 2006 versus the third quarter of 2005. Commission income from property and casualty insurance sales increased 3% to $2.4 million during the quarter when compared to the third quarter of 2005.

Linked Quarter Highlights (Third Quarter 2006 vs. Second Quarter 2006)

-- Net loans and leases, excluding securitizations, grew 2% from June 30, 2006.

    -- Real estate construction loans increased 1% to $1.1 billion from June 30, 2006.

    -- Commercial real estate secured loans increased 1% to $1.6 billion from June 30, 2006.

--  Total deposits decreased 1% from June 30, 2006

-- Net interest margin decreased 13 basis points to 3.76% from 3.89% in the second quarter of 2006.

    Return on average assets and average tangible equity* for the third quarter of 2006 finished at 1.21% and 18.32%, respectively. This compared to the third quarter of 2005 with 0.95% and 14.20%, for the same measurements, respectively. Return on average assets and average tangible equity* for the first nine months of 2006 were 1.05% and 15.58%, respectively. This compared to 0.94% and 14.15% for the first nine months of 2005.

    *A non-GAAP-based financial measure. The most comparable
GAAP-based measurement for return on average tangible equity is return on average equity. A reconciliation of the differences between non-GAAP-based and GAAP-based measurements can be found at the end of this release under the heading "Supplemental Reporting of Non-GAAP-Based Financial Measures."

    Equity capital was $929 million at September 30, 2006, or $17.92 per share, compared to $768 million at September 30, 2005, or $16.40 per share.

    Additional Activity:

    -- Susquehanna Bancshares declared a fourth-quarter dividend of $0.25 per share on its common stock, payable on November 17, 2006, to shareholders of record November 1, 2006. This represents a 4.2% increase from the third-quarter dividend of $0.24 per share.

    -- As of September 1, 2006, Susquehanna Patriot Commercial Leasing Company changed its name to Susquehanna Commercial Finance. Although leasing remains the core business of Susquehanna Commercial Finance, the new name more effectively conveys the range of sales and structured financing products the company can offer for equipment financing.

    "For the third quarter, we produced strong earnings and robust year-over-year loan growth, while also reducing operating expenses from the second quarter," said William J. Reuter, Chairman, President and Chief Executive Officer of Susquehanna Bancshares, Inc. "In addition, we were pleased to increase our cash dividend for the 24th consecutive year, to an annualized rate of $1.00 per share."

    Susquehanna will broadcast its third quarter results conference call over the Internet on October 25, 2006 at 11:00 a.m. Eastern time. The conference call will include management's discussion of third quarter results and may include forward-looking information such as matters affecting earnings and other financial metrics guidance. Investors will have the opportunity to listen to the conference call through a live broadcast on Susquehanna's Web site, located at www.susquehanna.net. To listen to the live call, please go to the Investor Relations section of Susquehanna's Web site at least fifteen minutes prior to the broadcast to download and install any necessary audio software. For those who are unable to listen to the live broadcast, an archive will be available shortly after the call concludes.

    Susquehanna is a financial services holding company, operating in multiple states, with assets of $8.1 billion. Headquartered in Lititz, PA, the company provides financial services through its subsidiaries at 166 branch locations in the mid-Atlantic region. In addition to its three commercial banks, Susquehanna operates a trust and investment company, an asset management company, an insurance brokerage and employee benefits company, a commercial finance company and a vehicle leasing company. Investor information may be requested on Susquehanna's Web site at www.susquehanna.net.

    This press release contains certain financial information determined by methods other than in accordance with GAAP. Susquehanna's management uses these non-GAAP measures in its analysis of the Company's performance. These non-GAAP financial measures require management to make judgments about the exclusion of certain items, and if different judgments were made, the amounts reported would be different. These measures typically exclude the effects of intangibles and related amortization and include the tax benefit associated with revenue items that are tax-exempt. Disclosures regarding these non-GAAP financial measures are included in the accompanying financial information.

    The presentation of these non-GAAP financial measures is intended to supplement investors' understanding of Susquehanna's core business activities. These non-GAAP disclosures should not be viewed as a substitute for operating results determined in accordance with GAAP, nor are they necessarily comparable to non-GAAP performance measures which may be presented by other companies.

    This press release contains "forward-looking" statements as defined in the Private Securities Litigation Reform Act of 1995 that are based on Susquehanna's current expectations, estimates and projections about future events and financial trends affecting the financial condition of its business. These statements are not historical facts or guarantees of future performance, events or results. Such statements involve potential risks and uncertainties. Accordingly, actual results may differ materially. Susquehanna undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.



                     Susquehanna Bancshares, Inc.
                            P.O. Box 1000
                           Lititz, PA 17543

SUMMARY FINANCIAL INFORMATION
(Dollars in thousands, except per share data)
                                                     Nine Months
                                               -----------------------
                          3Q06        3Q05        2006        2005
                       ----------- ----------- ----------- -----------
Balance Sheet (EOP)
Investments            $1,309,561  $1,168,043  $1,309,561  $1,168,043
Loans and leases        5,517,513   5,334,008   5,517,513   5,334,008
Allowance for loan &
 lease losses (ALLL)       61,142      53,232      61,142      53,232
Total assets            8,082,863   7,539,967   8,082,863   7,539,967
Deposits                5,833,210   5,298,388   5,833,210   5,298,388
Short-term borrowings     346,898     374,123     346,898     374,123
FHLB borrowings           491,630     718,257     491,630     718,257
Long-term debt            222,419     172,905     222,419     172,905
Shareholders' equity      928,689     767,643     928,689     767,643

Stated Book Value per
 Share                      17.92       16.40       17.92       16.40
Tangible Book Value
 per Share                  11.07       10.95       11.07       10.95

Average Balance Sheet
Investments             1,292,224   1,168,496   1,258,914   1,216,699
Loans and leases        5,785,675   5,264,335   5,514,014   5,205,570
Total earning assets    7,156,131   6,498,132   6,848,509   6,481,538
Total assets            8,276,137   7,425,245   7,897,689   7,407,961
Deposits                5,884,592   5,143,908   5,635,985   5,126,122
Short-term borrowings     373,462     394,526     323,972     387,988
FHLB borrowings           648,835     743,150     655,763     763,456
Long-term debt            222,509     172,986     202,843     178,789
Shareholders' equity      910,820     758,124     855,555     751,935

Income Statement
Net interest income        67,131      60,706     192,978     180,020
Loan & lease loss
 provision                  2,241       3,215       6,191       8,445
Noninterest income         39,080      27,176     101,009      85,370
Noninterest expense        66,851      58,548     196,204     180,665
Income before taxes        37,119      26,119      91,592      76,280
Income taxes               11,878       8,358      29,309      24,410
Net income                 25,241      17,761      62,283      51,870
Basic earnings per
 share                       0.49        0.38        1.25        1.11
Diluted earnings per
 share                       0.49        0.38        1.25        1.11
Cash dividends paid
 per share                   0.24        0.23        0.72        0.69

Asset Quality
Net charge-offs (NCO)      $1,237      $3,910      $4,277      $9,306
Nonaccrual loans &
 leases                    21,176      19,033      21,176      19,033
Restructured loans          2,295           0       2,295           0
OREO                        2,085       3,417       2,085       3,417
Total nonperforming
 assets (NPA)              25,556      22,450      25,556      22,450
Loans & leases 90 days
 past due                  16,853       8,489      16,853       8,489



RATIO ANALYSIS            3Q06        3Q05        2006        2005
                       ----------- ----------- ----------- -----------

Credit Quality
NCO / Average loans &
 leases                      0.08%       0.29%       0.10%       0.24%
NPA / Loans & leases &
 OREO                        0.46%       0.42%       0.46%       0.42%
ALLL / Nonperforming
 loans & leases            260.50%     279.68%     260.50%     279.68%
ALLL / Total loans &
 leases                      1.11%       1.00%       1.11%       1.00%

Capital Adequacy
Equity / Assets             11.49%      10.18%      11.49%      10.18%
Long-term debt /
 Equity                     23.95%      22.52%      23.95%      22.52%

Profitability
Return on average
 assets                      1.21%       0.95%       1.05%       0.94%
Return on average
 equity                     10.99%       9.29%       9.73%       9.22%
Return on average
 tangible equity (1)        18.32%      14.20%      15.58%      14.15%
Net interest margin          3.76%       3.74%       3.80%       3.75%
Efficiency ratio            62.54%      66.19%      66.32%      67.59%
Efficiency ratio
 excluding Hann (1)         57.40%      58.49%      60.99%      59.09%


(1)Supplemental Reporting of Non-GAAP-based Financial Measures

Return on average tangible equity is a non-GAAP-based financial measure calculated using non-GAAP-based amounts. The most directly comparable GAAP-based measure is return on average equity. We calculate return on average tangible equity by excluding the balance of intangible assets and their related amortization expense from our calculation of return on average equity. Management uses the return on average tangible equity in order to review our core operating results. Management believes that this is a better measure of our performance. In addition, this is consistent with the treatment by bank regulatory agencies, which excludes goodwill and other intangible assets from the calculation of risk-based capital ratios. A reconciliation of return on average equity to return on average tangible equity is set forth below.

Return on average
 equity (GAAP basis)        10.99%       9.29%       9.73%       9.22%
Effect of excluding
 average intangible
 assets and related
 amortization                7.33%       4.91%       5.85%       4.93%
Return on average
 tangible equity            18.32%      14.20%      15.58%      14.15%

Efficiency ratio excluding Hann is a non-GAAP-based financial measure calculated using non-GAAP-based amounts. The most directly comparable GAAP-based measure is the efficiency ratio. We measure our efficiency ratio by dividing noninterest expenses by the sum of net interest income, on a FTE basis, and noninterest income. The presentation of an efficiency ratio excluding Hann is computed as the efficiency ratio excluding the effect of our auto leasing subsidiary, Hann Financial. Management believes this to be a preferred measure because it excludes the volatility of vehicle residual values and vehicle delivery and preparation expense of Hann and provides better visibility into our core business activities. A reconciliation of efficiency ratio to efficiency ratio excluding Hann is set forth below.

Efficiency ratio (GAAP
 basis)                     62.54%      66.19%      66.32%      67.59%
Effect of excluding
 Hann                        5.14%       7.70%       5.33%       8.50%
Efficiency ratio
 excluding Hann             57.40%      58.49%      60.99%      59.09%



                     Susquehanna Bancshares, Inc.
                            P.O. Box 1000
                           Lititz, PA 17543

CONSOLIDATED BALANCE SHEETS


                             September 30, December 31,  September 30,
                                 2006          2005          2005
                             ------------- ------------- -------------
                                 (in thousands, except share data)
Assets
 Cash and due from banks         $186,485      $196,557      $185,623
 Unrestricted short-term
  investments                      41,238        69,948        44,086
                             ------------- ------------- -------------
   Cash and cash equivalents      227,723       266,505       229,709
 Restricted short-term
  investments                      33,666        26,336        27,379
 Securities available for
  sale                          1,303,362     1,147,862     1,161,576
 Securities held to maturity
  (fair values approximate
  $6,199, $6,399, and
  $6,467)                           6,199         6,399         6,467
 Loans and leases, net of
  unearned income               5,517,513     5,218,659     5,334,008
   Less: Allowance for loan
    and lease losses               61,142        53,714        53,232
                             ------------- ------------- -------------
          Net loans and
           leases               5,456,371     5,164,945     5,280,776
                             ------------- ------------- -------------
 Premises and equipment, net      106,379        88,058        88,988
 Foreclosed assets                  2,085         2,620         3,417
 Accrued income receivable         30,055        24,223        23,830
 Bank-owned life insurance        261,879       257,289       255,120
 Goodwill                         335,005       242,718       242,718
 Intangible assets with
  finite lives                     20,011        11,574        12,149
 Investment in and
  receivables from
  unconsolidated entities         128,009       104,069       103,310
 Other assets                     172,119       123,409       104,528
                             ------------- ------------- -------------
                               $8,082,863    $7,466,007    $7,539,967
                             ============= ============= =============

Liabilities and
 Shareholders' Equity
 Deposits:
   Demand                        $961,573      $918,854      $900,715
   Interest-bearing demand      1,855,802     1,774,759     1,774,273
   Savings                        497,188       458,906       481,778
   Time                         1,604,560     1,381,959     1,362,494
   Time of $100 or more           914,087       774,709       779,128
                             ------------- ------------- -------------
          Total deposits        5,833,210     5,309,187     5,298,388
 Short-term borrowings            346,898       307,523       374,123
 FHLB borrowings                  491,630       668,666       718,257
 Long-term debt                   150,038       150,000       150,000
 Junior subordinated
  debentures                       72,381        22,777        22,905
 Accrued interest, taxes,
  and expenses payable             81,388        49,836        73,430
 Deferred taxes                   125,828       131,789       103,887
 Other liabilities                 52,801        45,759        31,334
                             ------------- ------------- -------------
          Total liabilities     7,154,174     6,685,537     6,772,324
                             ------------- ------------- -------------

 Shareholders' equity:
   Common stock, $2.00 par
    value, 100,000,000
    shares authorized;
    Issued: 51,829,972 at
    September 30, 2006;
    46,853,193 at December
    31, 2005; and 46,809,572
    at September 30, 2005         103,660        93,706        93,619
   Additional paid-in
    capital                       340,523       231,085       230,221
   Retained earnings              497,469       471,290       454,833
   Accumulated other
    comprehensive loss, net
    of taxes of $(7,010);
    $(8,406); and $(5,939)        (12,963)      (15,611)      (11,030)
                             ------------- ------------- -------------
          Total
           shareholders'
           equity                 928,689       780,470       767,643
                             ------------- ------------- -------------
                               $8,082,863    $7,466,007    $7,539,967
                             ============= ============= =============



                     Susquehanna Bancshares, Inc.
                            P.O. Box 1000
                           Lititz, PA 17543

CONSOLIDATED STATEMENTS OF
 INCOME
                               Three Months Ended   Nine Months Ended
                                  September 30,       September 30,
------------------------------ ------------------- -------------------
(In thousands, except per
 share data)                     2006      2005      2006      2005
------------------------------ --------- --------- --------- ---------
Interest Income:
  Loans and leases, including
   fees                        $108,924   $87,747  $301,084  $249,065
  Securities:
            Taxable              12,758     9,898    36,154    31,169
            Tax-exempt              191       206       556     1,020
            Dividends               951       587     2,701     1,924
  Short-term investments            966       500     2,551     1,186
                               --------- --------- --------- ---------
    Total interest income       123,790    98,938   343,046   284,364
                               --------- --------- --------- ---------

Interest Expense:
  Deposits:
    Interest-bearing demand      13,780     7,961    36,640    19,157
    Savings                       1,548       538     3,494     1,704
    Time                         26,981    16,636    71,295    45,953
  Short-term borrowings           4,267     2,814     9,955     6,949
  FHLB borrowings                 6,811     7,815    19,824    22,805
  Long-term debt                  3,272     2,468     8,860     7,776
                               --------- --------- --------- ---------
    Total interest expense       56,659    38,232   150,068   104,344
                               --------- --------- --------- ---------
Net interest income              67,131    60,706   192,978   180,020
Provision for loan and lease
 losses                           2,241     3,215     6,191     8,445
                               --------- --------- --------- ---------
Net interest income, after
 provision for loan and lease
 losses                          64,890    57,491   186,787   171,575
                               --------- --------- --------- ---------

Noninterest Income:
  Service charges on deposit
   accounts                       7,610     5,574    19,258    15,866
  Vehicle origination,
   servicing, and
   securitization fees            5,209     4,444    14,365    12,276
  Asset management fees           4,370     4,505    13,771    13,331
  Income from fiduciary-
   related activities             1,543     1,495     4,568     4,441
  Commissions on brokerage,
   life insurance and annuity
   sales                          1,025     1,019     3,271     3,278
  Commissions on property and
   casualty insurance sales       2,432     2,372     9,541     8,327
  Income from bank-owned life
   insurance                      2,551     2,349     7,335     6,876
  Net gain on sale of loans
   and leases                     9,095     1,104    14,402     5,674
  Net gain on sale of bank
   branches                           0         0         0       638
  Net gain on securities             90       807         5     4,188
  Other                           5,155     3,507    14,493    10,475
                               --------- --------- --------- ---------
    Total noninterest income     39,080    27,176   101,009    85,370
                               --------- --------- --------- ---------

Noninterest Expenses:
  Salaries and employee
   benefits                      33,166    27,444    95,671    83,914
  Occupancy                       5,378     4,574    15,662    14,194
  Furniture and equipment         2,822     2,534     8,128     7,523
  Amortization of intangible
   assets                           630       386     1,601     1,140
  Vehicle residual value            941     2,477     2,763     7,727
  Vehicle delivery and
   preparation                    3,032     3,249     8,079     9,697
  Other                          20,882    17,884    64,300    56,470
                               --------- --------- --------- ---------
    Total noninterest expenses   66,851    58,548   196,204   180,665
                               --------- --------- --------- ---------
Income before income taxes       37,119    26,119    91,592    76,280
Provision for income taxes       11,878     8,358    29,309    24,410
                               --------- --------- --------- ---------
Net Income                      $25,241   $17,761   $62,283   $51,870
                               ========= ========= ========= =========

Earnings per share:
    Basic                         $0.49     $0.38     $1.25     $1.11
    Diluted                       $0.49     $0.38     $1.25     $1.11
Cash dividends                    $0.24     $0.23     $0.72     $0.69
Average shares outstanding:
    Basic                        51,803    46,763    49,809    46,676
    Diluted                      51,926    46,988    49,949    46,896



                     Susquehanna Bancshares, Inc.
                            P.O. Box 1000
                           Lititz, PA 17543


DISTRIBUTION OF ASSETS, LIABILITIES AND SHAREHOLDERS' EQUITY


Interest rates and interest differential-taxable equivalent basis


                For the Three Month-Period  For the Three-Month Period
                  Ended September 30, 2006   Ended September 30, 2005
                --------------------------- --------------------------


(Dollars in      Average              Rate   Average             Rate
 thousands)       Balance   Interest   (%)    Balance   Interest  (%)
--------------- --------------------------- --------------------------
Assets
Short-term
 investments       $78,232      $966  4.90     $65,301     $500  3.04
Investment
 securities:
   Taxable       1,274,232    13,709  4.27   1,148,672   10,485  3.62
   Tax-
    advantaged      17,992       295  6.51      19,824      317  6.34
                ----------- ---------       ----------- --------

 Total
  investment
  securities     1,292,224    14,004  4.30   1,168,496   10,802  3.67
                ----------- ---------       ----------- --------
Loans and
 leases, (net):
   Taxable       5,696,372   107,835  7.51   5,185,972   86,897  6.65
   Tax-
    advantaged      89,303     1,675  7.44      78,363    1,308  6.62
                ----------- ---------       ----------- --------

 Total loans
  and leases     5,785,675   109,510  7.51   5,264,335   88,205  6.65
                ----------- ---------       ----------- --------

Total interest-
 earning assets  7,156,131  $124,480  6.90   6,498,132  $99,507  6.08
                            ---------                   --------
Allowance for
 loan and lease
 losses            (62,017)                    (55,484)
Other non-
 earning assets  1,182,023                     982,597
                -----------                 -----------

   Total assets $8,276,137                  $7,425,245
                ===========                 ===========

Liabilities
Deposits:
   Interest-
    bearing
    demand      $1,866,568   $13,780  2.93  $1,745,718   $7,961  1.81
   Savings         517,312     1,548  1.19     506,519      538  0.42
   Time          2,518,686    26,981  4.25   2,019,095   16,636  3.27
Short-term
 borrowings        373,462     4,267  4.53     394,526    2,814  2.83
FHLB borrowings    648,835     6,811  4.16     743,150    7,815  4.17
Long-term debt     222,509     3,272  5.83     172,986    2,468  5.66
                ----------- ---------       ----------- --------

Total interest-
 bearing
 liabilities     6,147,372   $56,659  3.66   5,581,994  $38,232  2.72
                            ---------                   --------
Demand deposits    982,026                     872,576
Other
 liabilities       235,919                     212,551
                -----------                 -----------

   Total
    liabilities  7,365,317                   6,667,121

Equity             910,820                     758,124
                -----------                 -----------

Total
 liabilities &
 shareholders'
 equity         $8,276,137                  $7,425,245
                ===========                 ===========

Net interest
 income / yield
 on average
 earning assets              $67,821  3.76              $61,275  3.74
                            =========                   ========


1. Average loan balances include non accrual loans.
2. Tax-exempt income has been adjusted to a tax-equivalent basis using a marginal tax rate of 35%.
3. For presentation in this table, average balances and the corresponding average rates for investment securities are based upon historical cost, adjusted for amortization of premiums and accretion of discounts.



                     Susquehanna Bancshares, Inc.
                            P.O. Box 1000
                           Lititz, PA 17543

DISTRIBUTION OF ASSETS, LIABILITIES AND SHAREHOLDERS' EQUITY
 (continued)


Interest rates and interest differential-taxable equivalent basis

               For the Nine-Month Period   For the Nine-Month Period
                          Ended                       Ended
                   September 30, 2006          September 30, 2005
               --------------------------- ---------------------------
(Dollars in     Average              Rate   Average              Rate
 thousands)      Balance   Interest   (%)    Balance   Interest   (%)
               --------------------------- ---------------------------
Assets
Short-term
 investments      $75,581    $2,551  4.51     $59,269    $1,186  2.68
Investment
 securities:
   Taxable      1,240,745    38,855  4.19   1,186,259    33,093  3.73
   Tax-
    advantaged     18,169       854  6.28      30,440     1,569  6.89
               ----------- ---------       ----------- ---------

  Total
   investment
   securities   1,258,914    39,709  4.22   1,216,699    34,662  3.81
               ----------- ---------       ----------- ---------
Loans and
 leases,
 (net):
   Taxable      5,431,832   298,207  7.34   5,123,298   246,514  6.43
   Tax-
    advantaged     82,182     4,427  7.20      82,272     3,925  6.38
               ----------- ---------       ----------- ---------

  Total loans
   and leases   5,514,014   302,634  7.34   5,205,570   250,439  6.43
               ----------- ---------       ----------- ---------

Total
 interest-
 earning
 assets         6,848,509  $344,894  6.73   6,481,538  $286,287  5.91
                           ---------                   ---------
Allowance for
 loan and
 lease losses     (58,546)                    (54,381)
Other non-
 earning
 assets         1,107,726                     980,804
               -----------                 -----------

     Total
      assets   $7,897,689                  $7,407,961
               ===========                 ===========

Liabilities
Deposits:
    Interest-
     bearing
     demand    $1,812,671   $36,640  2.70  $1,716,314   $19,157  1.49
    Savings       498,421     3,494  0.94     540,233     1,704  0.42
    Time        2,381,654    71,295  4.00   2,001,155    45,953  3.07
Short-term
 borrowings       323,972     9,955  4.11     387,988     6,949  2.39
FHLB
 borrowings       655,763    19,824  4.04     763,456    22,805  3.99
Long-term debt    202,843     8,860  5.84     178,789     7,776  5.81
               ----------- ---------       ----------- ---------

Total
 interest-
 bearing
 liabilities    5,875,324  $150,068  3.41   5,587,935  $104,344  2.50
                           ---------                   ---------
Demand
 deposits         943,239                     868,420

Other
 liabilities      223,571                     199,671
               -----------                 -----------

    Total
  liabilities   7,042,134                   6,656,026

Equity            855,555                     751,935
               -----------                 -----------

Total
 liabilities
 &
 shareholders'
 equity        $7,897,689                  $7,407,961
               ===========                 ===========

Net interest
 income /
 yield on
 average
 earning
 assets                    $194,826  3.80              $181,943  3.75
                           =========                   =========


1. Average loan balances include non accrual loans.
2. Tax-exempt income has been adjusted to a tax-equivalent basis using a marginal tax rate of 35%.
3. For presentation in this table, average balances and the corresponding average rates for investment securities are based upon historical cost, adjusted for amortization of premiums and accretion of discounts.



                     Susquehanna Bancshares, Inc.
                            P.O. Box 1000
                           Lititz, PA 17543

LOANS AND LEASES

Loans and leases, net of unearned income, were as follows:

                              September 30, December 31, September 30,
                                  2006         2005          2005
                              ------------- ------------ -------------
                                           (in thousands)
Commercial, financial, and
 agricultural                     $944,411     $832,695      $810,112
Real estate - construction       1,082,726      934,601       896,243
Real estate secured -
 residential                     1,142,880    1,355,513     1,603,837
Real estate secured -
 commercial                      1,577,435    1,257,860     1,240,774
Consumer                           316,294      319,925       328,395
Leases                             453,767      518,065       454,647
                              ------------- ------------ -------------
      Total loans and leases    $5,517,513   $5,218,659    $5,334,008
                              ============= ============ =============



    CONTACT: Susquehanna Bancshares, Inc.
             Abram G. Koser, 717-625-6305
             ir@susquehanna.net